Ocz Technology Group Receives First Tier One Oem Mass Production Order Of Mlc Based Solid State Drives

OCZ MLC-Based Deneva Series 240GB SSDs Enable Enhanced Performance in Enterprise Storage Applications

San Jose, CA — December 9, 2010 — OCZ Technology Group, Inc. (Nasdaq: OCZ), a leading provider of high-performance solid-state drives (SSDs) and memory modules for computing devices and systems, today announced that it has secured mass production quantity orders  of its Deneva Series MLC-based Enterprise SSD in 240GB capacities from a Tier 1 OEM.  The Deneva is being deployed as an enterprise storage solution for use in data center applications and shipments are expected to begin in OCZ's fiscal 4th quarter ending February 2011. Initial orders are expected to be in the 5-15 thousand units per quarter range, with initial ASP’s in the $300-$500 range.

“OCZ is committed to developing SSD solutions that help our clients address the growing need for higher performing and more reliable enterprise-class storage,” said Ryan Petersen, CEO of OCZ Technology Group. “We are pleased to have our Deneva line of fully customizable SSDs selected by a Tier 1 OEM and expect that OCZ MLC-based SSDs will continue to gain momentum within the enterprise space.”

The Deneva Series SSD exemplifies OCZ's continued technology leadership in MLC-based SSD technology for use in enterprise storage and server applications and delivers up to 50,000 IOPS, enabling greater overall performance and productivity. Deneva architecture not only delivers attractive price to performance ratios, but provides enterprise-class  endurance, power loss protection  and  enhanced error correction algorithms in a wide variety of storage protocols, all while using cost effective MLC NAND flash .

OCZ SSD solutions help overcome the performance, durability, and maintenance obstacles inherent to traditional mechanical HDD storage. In addition to the superior design, reliability, and speed, OCZ's ability to provide custom MLC-based solid state solutions to enterprise OEMs ensures ultimate compatibility, reliability and superior total cost of ownership.

About OCZ Technology Group, Inc.

Founded in 2002, San Jose, CA-based OCZ Technology Group, Inc. ("OCZ") is a leader in the design, manufacturing, and distribution of high performance and reliable Solid-State Drives (SSDs) and premium computer components. OCZ has built on its expertise in high-speed memory to become a leader in the SSD market, a technology that competes with traditional rotating magnetic hard disk drives (HDDs). SSDs are faster, more reliable, generate less heat and use significantly less power than the HDDs used in the majority of computers today. In addition to SSD technology, OCZ also offers high performance components for computing devices and systems, including enterprise-class power management products as well as leading-edge computer gaming solutions. For more information, please visit: www.ocztechnology.com.

The OCZ Technology Group, Inc. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=7439.
Forward-Looking Statements Certain statements in this release relate to future events and expectations and as such constitute forward-looking statements involving known and unknown factors that may cause actual results of OCZ Technology Group, Inc. to be different from those expressed or implied in the forward-looking statements. In this context, words such as "will," "would," "expect," "anticipate," "should" or other similar words and phrases often identify forward-looking statements made on behalf of OCZ. It is important to note that actual results of OCZ may differ materially from those described or implied in such forward-looking statements based on a number of factors and uncertainties, including, but not limited to, market acceptance of OCZ's products and OCZ's ability to continually develop enhanced products; adverse changes both in the general macro-economic environment as well as in the industries OCZ serves, including computer manufacturing, traditional and online retailers, information storage, internet search and content providers and computer system integrators; OCZ's ability to efficiently manage material and inventory, including integrated circuit chip costs and freight costs; and OCZ's ability to generate cash from operations, secure external funding for its operations and manage its liquidity needs. Other general economic, business and financing conditions and factors are described in more detail in "Item 1A -- Risk Factors" in Part II in OCZ's Quarterly Report on Form 10-Q filed with the SEC on January 14, 2010. The filing is available both at www.sec.gov as well as via OCZ's website at www.ocztechnology.com.  OCZ does not undertake to update its forward-looking statements.